SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d)
                  OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)              October 7, 2003

                           CENTURY REALTY TRUST
______________________________________________________________________________
             (Exact Name of Registrant as Specified in Charter)

          Indiana                          0-7716            35-1284316
________________________________      _____________      ____________________
(State or Other Jurisdiction of         (Commission        (IRS Employer or
      Incorporation)                    File Number)      Identification No.)


 823 Chamber of Commerce Building, Indianapolis, Indiana         46204
______________________________________________________________________________
 (Address of Principal Executive Offices)                      (Zip Code)

(Registrant's Telephone Number, Including Area Code)        (317) 632-5467
______________________________________________________________________________


                          Not Applicable
______________________________________________________________________________
           (Former Name or Former Address if Changed Since Last Report



Item 12.  Results of Operations and Financial Condition.

     This Current Report on Form 8-K is for the purpose of furnishing to the commission, without filing, the press release dated October 7, 2003, that announced that the registrant would omit its fourth quarterly dividend in 2003 because it expects to report a net loss for the three months ended September 30, 2003. The text of that press release is set forth in Exhibit 99.33 hereto.


Item 7.  Financial Statements and Exhibits.

         (c) Exhibits.


         Exhibit No.                     Description
         ___________                     ___________

         99.33                           Press Release dated October 7, 2003







                            CENTURY REALTY TRUST

                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      CENTURY REALTY TRUST




October 7, 2003                       By: /s/ John I. Bradshaw, Jr.
_______________                          ____________________________________
    Date                                  John I. Bradshaw, Jr.
                                          President and Treasurer
                                          Chief Executive Officer









PRESS RELEASE                                                  EXHIBIT 99.33
CENTURY REALTY TRUST
320 N. Meridian St., Suite 823, Indianapolis, IN 46204
Contact:    John I. Bradshaw, Jr.
Phone:      (317) 632-5467
FAX:        (317) 685-1588

FOR IMMEDIATE RELEASE

              CENTURY REALTY TRUST OMITS QUARTERLY DIVIDEND

     The Board of Trustees today announced that the Trust will not pay a quarterly dividend in November 2003. It is the practice of the Trust to pay quarterly distributions in February, May, August and November. Three previous quarterly distributions paid in 2003 totaled $.38 per share, including $.14 per share paid February 17, and $.12 per share paid May 21, and August 18. In 2002, the Trust paid total distributions of $.56 per share.

     Management stated that the omission of a fourth quarterly distribution reflects the Board's expectation that the Trust, in early November, will report a net loss for the quarter ended September 30, 2003. Management added that this loss may eliminate most, if not all, of the net income reported for the first and second quarters of 2003.

     The net loss expected for the third quarter results primarily from the downward trend in apartment occupancy, and to a lesser degree, an increase in operating expenses. Resident retention rates at several of the Trust's apartment communities have suffered from competition with an ample supply of affordable single-family homes and newly constructed multi-family units stimulated by relatively low mortgage interest rates. An anemic employment climate in some of the sub-markets where the Trust's apartment properties are located has diminished the supply of potential apartment residents.

     The 2,136 apartment units in the Trust's apartment portfolio account for well over 90% of the Trust's total revenue from real estate operations. All of the Trust's residential properties are managed under agreements with independent property management firms. Late last year, the Trust adopted a plan to change management firms for all fifteen of its apartment communities. In February 2003, it implemented that plan. The changes were made on a property by property basis, and most of the changes occurred in the second and third quarters of 2003. As of September 30, fourteen of the Trust's fifteen apartment communities are under new management, with the fifteenth scheduled to change upon receipt of the mortgage holder's approval.
Initially, certain issues related to the transition process contributed to a temporary decline in net operating income, but management believes that most of those issues have been resolved. Although the underlying economic forces adverse to apartment operations have not yet abated, the overall apartment occupancy rate, which reached a low of 84% in July, improved to 86% by the end of September.

     Management expects that a portion of the distributions in 2003 will subsequently be designated as return of capital, but the amount cannot be determined at this time. Of the total distributions of $.56 per share paid by the Trust during 2002, approximately $.08, or 14%, was designated as return of capital.

     Management believes that forward-looking statements contained herein are reasonable and informative; however, the Trust's actual results could differ materially from those set forth in such forward-looking statements for reasons management cannot predict. Factors that might cause such a difference include, among others, the following: dependence on the performance of key personnel and independent property management firms; risks associated with the high level of competition in the Trust's markets; changes in mortgage interest rates; and, the unpredictability of economic and regulatory conditions.

     The Trust has approximately 2,700 record holders of 1,781,276 shares of beneficial interest outstanding. The Trust's shares are listed on the NASDAQ SmallCap Market under the symbol CRLTS.


Indianapolis, IN, October 7, 2003